UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Compensatory Arrangements of Certain Officers

At the Compensation Committee meeting of Revance Therapeutics, Inc. (the “Company”) held on February 18, 2014, the Compensation Committee unanimously agreed to increase the current annual base salaries of certain named executive officers as follows:

Name	Position	New Salary	Effective Date
L. Daniel Browne	President and Chief Executive Officer	$452,352	January 1, 2014
Jacob Waugh	Chief Scientific Officer and Medical Director	$358,435	January 1, 2014
Lauren Silvernail	Executive Vice President, Corporate Development and Chief Financial Officer	$323,440	January 1, 2014

In making its determinations, the Compensation Committee considered the Company’s performance during fiscal year 2013, the initial public offering of the Company and the anticipated increase in the executives’ respective duties as a result of becoming a public company, and the compensation study prepared by Pearl Meyer & Partners, LLC that provided the market compensation level of the Company’s peer group.

At the same committee meeting, the Compensation Committee unanimously approved a housing allowance to Lauren Silvernail, Executive Vice President, Corporate Development, and Chief Financial Officer of the Company, for an amount equal to $4,500 per month for fiscal year 2014, to be effective January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and
Chief Financial Officer